UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2016

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2016, Robin Stracey, the Chief Executive Officer of Cesca Therapeutics Inc. (the “Company”), was appointed by the Company’s Board of Directors to the additional office of President of the Company effective as of March 2, 2016. In connection with Mr. Stracey’s appointment, Mr. Stracey will continue to serve as a member of the Company’s Board of Directors, will maintain his position as Chief Executive Officer and will maintain his current salary and compensation arrangements.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on March 2, 2016. The following proposals were approved according to the following final voting results:

1.	To approve the election of the following individuals as directors to the Board of Directors:

Craig W. Moore
For	16,774,891
Withhold	2,184,150
Broker Non-Votes	13,088,703

Mahendra S. Rao
For	17,876,181
Withhold	1,082,860
Broker Non-Votes	13,088,703

Denis Michael Rhein
For	17,883,431
Withhold	1,075,610
Broker Non-Votes	13,088,703

Robin C. Stracey
For	17,876,160
Withhold	1,082,881
Broker Non-Votes	13,088,703

2.	To approve granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at an exchange ratio ranging from one-for-three (1:3) to one-for-thirty (1:30) at any time prior to April 30, 2016, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors:

For	29,706,713
Against	1,880,670
Abstain	223,440
Broker Non-Votes	236,921

3.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016:

For	31,463,757
Against	470,701
Abstain	113,286
Broker Non-Votes	0

4.	To approve, on an advisory basis, the compensation of the Company’s executive officers:

For	13,146,541
Against	1,079.363
Abstain	4,733,137
Broker Non-Votes	13,088,703

Item 7.01.	Regulation FD Disclosure.

On March 2, 2016, the Company issued a press release announcing that its Board of Directors had approved a one-for-twenty reverse split of the outstanding shares of Common Stock of the Company. The reverse stock split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on March 2, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The Company expects that the reverse stock split will become effective as of 5:00 p.m. Pacific time on March 4, 2016 and expects that the reverse stock split will be effective for trading purposes upon the commencement of trading on March 7, 2016, at which point the Company’s Common Stock will begin trading on a split adjusted basis on The Nasdaq Capital Market. No fractional shares of Common Stock will be issued in connection with the reverse stock split. A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive one whole share of the new Common Stock for such fractional share interest. Proportional adjustments will be made to the Company’s incentive plan reserve and to the Company’s outstanding stock options, restricted stock unit awards and warrants as well. After the effectiveness of the reverse stock split, stockholders will receive information from Computershare, the Company’s transfer agent, regarding the process for exchanging their shares of Common Stock.

The Company’s Board of Directors implemented the reverse stock split with the objective of regaining compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market. The reverse split also will have the effect of increasing the number of shares of Common Stock available for issuance by the Company.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	99.1	Press Release of Cesca Therapeutics Inc. dated March 2, 2016 (furnished herewith pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC
(Registrant)

Dated: March 2, 2016	/s/ MICHAEL BRUCH
Michael Bruch, Chief Financial Officer